EXHIBIT 21.1


                                                     Exhibit 21.1

               WALDEN RESIDENTIAL PROPERTIES, INC.
             SCHEDULE OF SUBSIDIARIES OF THE COMPANY

                                                               Percentage
Subsidiaries                                                Equity  Ownership

WDN Properties, Inc. . . . . . . . . . . . . . . . . . . . . . . .100%
(New York)

Walden Special Corp. . . . . . . . . . . . . . . . . . . . . . . .100%
(Texas)

Chimney Trace Special Corp.. . . . . . . . . . . . . . . . . . . .100%
(Texas)

Walden Operating, Inc. . . . . . . . . . . . . . . . . . . . . . .100%
(Delaware)

Walden Glen Corporation. . . . . . . . . . . . . . . . . . . . . .100%
(Delaware)

Walden AZ Corporation. . . . . . . . . . . . . . . . . . . . . . .100%
(Delaware)

Crossing and Meadows Corporation . . . . . . . . . . . . . . . . .100%
(Texas)

Resident Profiles, Inc.. . . . . . . . . . . . . . . . . . . . . .100%
(Texas)